4





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549









                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):
                           May 2, 1997


                    THE SHERWOOD GROUP, INC.
    (Exact name of Registrant as specified in its Charter)


        Delaware                1-9480             22-2394480
  (State or other juris-        (Commission        (IRS Employer
  diction of incorporation)      File Number)       Identification
                                                     Number)



         10 Exchange Place Centre, Jersey City, New Jersey 07302
         (Address of principal executive office)      (Zip Code)


   Registrant's telephone number including area code: (201) 946-2200



                           Not Applicable
    (Former name and former address, as changed since last report)

Item 5.  Other Events

 The Sherwood Group, Inc. (the "Company") completed the acquisition of all of the stock of Dresdner-NY Incorporated ("DNY"), which is engaged in the specialist business on the New York Stock Exchange ("NYSE"). The shares were acquired from Dresdner Bank AG for $14,918,056 in cash. The purchase price is subject to adjustment as provided in Section 1.6 of the Stock Purchase Agreement dated as of April 11, 1997 between the Company and Dresdner Bank AG which was filed as Exhibit 10(b) to the Form 10-Q for the quarter ended February 28, 1997. Upon consummation of the acquisition of DNY, DNY transferred the assets (except cash) and liabilities of DNY to Equitrade Partners, a limited partnership which is a specialist on the NYSE, in exchange for a limited partnership interest in Equitrade Partners. Equitrade Partners is an affiliate of the Company and its financial results are consolidated with those of the Company. The assets transferred by DNY to Equitrade Partners included four seats on the NYSE and service as a specialist in 51 securities traded on the NYSE. The transaction was funded by the Company from internal resources.

Item 7.  Financial Statements and

Exhibits

     (c)  Exhibits

     Exhibit Number      Description

     Exhibit 2 The Company agrees to provide to the Commission copies of schedules which were not filed with the Stock Purchase Agreement filed as Exhibit 10(b) to its Form 10-Q for the quarter ended February
                         28, 1997.

                                  SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                The Sherwood Group, Inc.
                                     (Registrant)







Dated: May 15, 1997           By: /s/ Denise Isaac
                                Name: Denise Isaac
                                Title: Chief Financial Officer and
                                       Principal Accouting Officer

                            Exhibit Index


Exhibit Number.               Description                        Page No.

Exhibit  2                    Agreement to Provide Schedules        2